Exhibit 99

                               POWER OF ATTORNEY
                               -----------------

     The undersigned hereby constitute and appoint Nathan A. Paul, Brian D. Simon and Stephen St. Clair, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of the Fund (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


/s/John J. Burke
-----------------------                   April 9, 2003
John J. Burke

/s/Kenneth S. Davidson
-----------------------                   April 9, 2003
Kenneth S. Davidson

/s/Norman Eig
-----------------------                   April 9, 2003
Norman Eig

/s/Herbert W. Gullquist
-----------------------                   April 9, 2003
Herbert W. Gullquist

/s/William Katz
-----------------------                   April 9, 2003
William Katz

/s/Lester Z. Lieberman
-----------------------                   April 9, 2003
Lester Z. Lieberman

/s/Richard Reiss, Jr.
-----------------------                   April 9, 2003
Richard Reiss, Jr.

/s/John Rutledge
-----------------------                   April 9, 2003
John Rutledge